Exhibit 3.3

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

LLC-1011 (07/06)	ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is

Gym-Card, LLC

    (The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C, or LLC)

2.	A. The name of the limited liability company’s initial registered agent is

Corporation Service Company

B.	The registered agent is (mark appropriate box):

(1)	an INDIVIDUAL who is a resident of Virginia and

☐	a member or manager of the limited liability company.

☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐	an officer or director of a corporation that is a member or manager of the limited liability company.

☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐	a trustee of a trust that is a member or manager of the limited liability company.

☐	a member of the Virginia State Bar.

OR

(2) ☒	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

11 South 12th Street, P.O. Box 1463	Richmond VA	23218
(number/street)	(city or town)	(zip)

which is physically located in the ☐ county or ☒ city of Richmond.

4.	The limited liability company’s principal office address, including the street and number, is

500 Howard St.	San Francisco CA	94105
(number/street)	(city or town) (state)	(zip)

Organizer(s):

/s/ Lynda Gustafson	VP, CONTROLLER	11/25/08
(signature)		(date)

Lynda Gustafson
(printed name)	(telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, DECEMBER 8, 2008

The State Corporation Commission has found the accompanying articles submitted on behalf of

Gym-Card, LLC

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective December 8, 2008.

STATE CORPORATION COMMISSION

By
Commissioner

DLLCACPT

CIS0339

08-12-05-4028

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all business entity documents on file in the Clerk’s Office of the Commission relating to Gym-Card, LLC, a Virginia limited liability company.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: October 29, 2010
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0505